Exhibit 99.1

Innodata Isogen Reports Record 2007 Revenue and Strong Start to 2008

  Strong Fourth Quarter 2007 Caps Banner Year
  Growth Highlighted by Increases in Recurring Revenue
  Knowledge Process Outsourcing is a Key Driver
  Company Sees Strong Start in 2008

NEW YORK--(BUSINESS WIRE)--INNODATA ISOGEN, INC. (NASDAQ: INOD), a leading provider of knowledge process outsourcing services, as well as publishing and related information technology services, today announced revenues of $20,517,000 for the fourth quarter of 2007, up approximately 95% from revenues of $10,547,000 in the fourth quarter of 2006.

The company reported net income of $2,232,000, or $0.09 per diluted share, for the fourth quarter of 2007, as compared to a net loss of $829,000, or $0.03 per diluted share, for the fourth quarter of 2006.

For the fiscal year ended December 31, 2007, revenues were $67,731,000, up 65% from revenues of $40,953,000 for the year ended December 31, 2006. In that same period, the company earned $4,566,000, or $0.18 per diluted share, as compared to a loss of $7,323,000, or $0.30 per diluted share, in 2006.

The results reported today, which surpass the company’s historical highs for both quarterly and annual revenues, were in line with the company’s generalized guidance.

“Demand for our services continues to expand and that demand is driving revenue growth,” said Jack Abuhoff, chairman and CEO of Innodata Isogen. “Cost reduction is a powerful driver for many businesses that are implementing an outsourcing strategy, especially in a faltering economy.

“In addition, we’re undertaking a greater number of knowledge process outsourcing (KPO) engagements with companies seeking to launch new information products into the marketplace, using our KPO services from the start.”

Innodata Isogen also reported that its base of what it considers recurring revenue increased significantly in 2007, climbing more than 69% from approximately $26 million at the end of 2006 to approximately $44 million at the end of 2007.

According to Abuhoff, the company is off to a strong start in 2008. “We anticipate continued improvement in recurring revenue levels, driven by new KPO engagements and expansion of existing programs,” Abuhoff said. “We expect first quarter revenue to be approximately $18 million, or 40% year-over-year growth, as we have completed several 2007 projects and began ramp-up on a number of new 2008 programs. For the full year, we are anticipating double-digit growth in annual revenues.”

Steven Ford, chief financial officer of Innodata Isogen, said, “In 2007, the company was able to drive a year-over-year revenue increase of $26.8 million, or 65%. Approximately 44% of this revenue increase, close to $12 million, flowed to the bottom line. Our operating leverage on incremental revenue creates cash flow that we can re-invest in the business, either by building capability organically or through acquisition.”

Abuhoff added, “In 2008, we will be increasing our investor relations activities. We are planning a regular series of investor meetings and presentations at investor conferences. We are also going to try to increase the scope and frequency of information that we flow to investors regarding significant new project wins and our KPO strategy.”

Timing of Conference Call with Q&A

Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11:00 AM ET today. You can participate in this call by dialing the following call-in numbers:

Innodata Isogen has scheduled an investor conference call for 11:00 AM eastern time on that same day.

The call-in numbers for the conference call are:

1-888-204-6674 (Domestic)
1-913-312-0664 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)
Pass code on replay only: 7660964

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata Isogen

Innodata Isogen, Inc. (NASDAQ: INOD) is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering.

Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include EContent Magazine’s “EContent 100”, KMWorld Magazine’s “100 Companies That Matter”, and International Association of Outsourcing Professionals (IAOP) “Global Outsourcing Top 100.”

Headquartered in Northern New Jersey, Innodata Isogen has offices and operations in the United States, the Philippines, India, Sri Lanka, Israel, China and France.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on the company’s current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the Company’s contracts with its customers and the ability of customers to reduce, delay or terminate projects, depressed market conditions, changes in external market factors, the ability and willingness of the company’s clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company’s business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

INNODATA ISOGEN, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31

	2007	2006	2007	2006

REVENUES	$20,517	$10,547	$67,731	$40,953

OPERATING COSTS AND EXPENSES:
Direct operating expenses	14,059	8,392	48,581	34,141
Selling and administrative expenses	4,734	3,384	15,281	14,284
Restructuring costs	-	50	-	604
Interest (income) – net	(178)	(172)	(645)	(676)

Total	18,615	11,654	63,217	48,353
INCOME (LOSS) BEFORE BENEFIT FROM INCOME TAXES	1,902	(1,107)	4,514	(7,400)

BENEFIT FROM INCOME TAXES	(330)	(278)	(52)	(77)
NET INCOME (LOSS)	$2,232	$(829)	$4,566	$(7,323)

INCOME (LOSS) PER SHARE:
BASIC	$.09	$(.03)	$.19	$(.30)
DILUTED	$.09	$(.03)	$.18	$(.30)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	24,582	23,913	24,142	24,021
DILUTED	25,949	23,913	25,327	24,021
INNODATA ISOGEN, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2007 AND 2006 (Dollars in Thousands)

	December 31,	December 31,
	2007	2006
	Unaudited	From audited
		financial statements
ASSETS:

Current assets:
Cash and cash equivalents	$14,751	$13,597
Accounts receivable-net	10,673	6,484
Prepaid expenses and other current assets	2,117	1,589
Refundable income taxes	453	1,062
Deferred income taxes	202	190

Total current assets	28,196	22,922

Property and equipment, net	7,160	4,564

Other assets	2,037	1,912

Deferred income taxes	381	256

Goodwill	675	675

TOTAL	$38,449	$30,329

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$4,200	$2,956
Accrued salaries, wages and related benefits	5,244	3,554
Income and other taxes	2,053	1,295
Current portion of long-term obligations	370	825

Total current liabilities	11,867	8,630

Deferred income taxes	1,224	1,126

Long term obligations	2,128	1,564

STOCKHOLDERS' EQUITY	23,230	19,009

TOTAL	$38,449	$30,329

CONTACT:
Innodata Isogen, Inc.
Steven L. Ford, 201-371-2510
Chief Financial Officer
sford@innodata-isogen.com